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                                                                   EXhibit 11.1

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

                                                                                  FOR THE YEARS ENDED JANUARY 31,
                                                                              -------------------------------------------
                                                                                    1996        1995             1994
                                                                              -------------  -------------  -------------
Primary
  Net income..............................................................    $  10,662,199  $  11,982,785  $  13,348,330
                                                                              -------------  -------------  -------------
                                                                              -------------  -------------  -------------
  Weighted average number of common shares outstanding during the
   period.................................................................        7,752,532      7,568,380      7,408,087
  Add common equivalent shares relating to outstanding options to
   purchase common stock using the treasury stock method..................          192,614        425,853        563,768
                                                                              -------------  -------------  -------------
      Total common and common equivalent shares outstanding...............        7,945,146      7,994,233      7,971,855
                                                                              -------------  -------------  -------------
                                                                              -------------  -------------  -------------
Primary income per common share...........................................            $1.34          $1.50          $1.67
                                                                              -------------  -------------  -------------
                                                                              -------------  -------------  -------------
Fully diluted
  Net income..............................................................    $  10,662,199  $  11,982,785  $  13,348,330
                                                                              -------------  -------------  -------------
                                                                              -------------  -------------  -------------
  Weighted average number of common shares outstanding during the
   period.................................................................        7,752,532      7,568,380      7,408,087
  Add common equivalent shares relating to outstanding options to
   purchase common stock using the treasury stock method..................          196,731        425,759        597,688
                                                                              -------------  -------------  -------------
      Total common and common equivalent shares outstanding...............        7,949,263      7,994,139      8,005,775
                                                                              -------------  -------------  -------------
                                                                              -------------  -------------  -------------
Fully diluted income per common share....................................             $1.34          $1.50          $1.67
                                                                              -------------  -------------  -------------
                                                                              -------------  -------------  -------------
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